Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Our report on our audit of the financial statements of Milestone Scientific, Inc. and Subsidiaries as of December 31, 2002 and for the years ended December 31, 2002 and 2001 is included in this Annual Report on Form 10-KSB for the years ended December 31, 2002 and 2001, and is dated April 1, 2003, except for Notes B and H which are as of April 15, 2003. We consent to the incorporation by reference of our report in the Post-Effective Amendment No. 1 to Form S-2 Registration Statement No. 333-54732. We also consent to the reference to our Firm under the caption "Experts".


                                                       J.H. Cohn LLP

Roseland, New Jersey
September 15, 2003